SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2004

NRG Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

901 Marquette Avenue, Suite 2300 Minneapolis, MN (Address of principal executive offices)	55402 (Zip Code)

Registrant’s telephone number, including area code 612-373-5300

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition
SIGNATURES
Exhibit Index
Press Release

Item 12. Results of Operations and Financial Condition

On August 5, 2004, NRG Energy, Inc. issued a press release reporting its financial and operating results for the quarter ended June 30, 2004. Such press release is furnished as Exhibit 99.1 and incorporated herein by reference. The press release contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the press release. Further, the press release contains statements intended as “forward-looking statements” which are subject to the cautionary statement about forward-looking statements set forth therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)
By /s/ Timothy W. J. O'Brien
Timothy W. J. O'Brien
Vice President, Secretary and General Counsel

Dated: August 5, 2004

Exhibit Index

Exhibit
Number	Document
99.1	Press Release, dated August 5, 2004